                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Bracknell Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          [BRACKNELL CORPORATION LOGO]
                               195 The West Mall
                                   Suite 302
                            Toronto, Ontario M9C 5K1

Dear Fellow Bracknell Shareholders:

   It is my pleasure to invite you to attend the 2001 Annual and Special Meeting of Shareholders of Bracknell Corporation to be held at 11:00 a.m. (Toronto time) on Monday, March 26, 2001 at the TSE Conference Centre, TSE Auditorium, The Exchange Tower, 130 King Street West, Toronto, Ontario M5X 1J2.

   This booklet includes the Notice of Annual and Special Meeting of Shareholders and the Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about Bracknell.

   We hope you will attend the meeting in person. Whether you plan to attend the meeting or not, we encourage you to read this booklet and vote your shares. Please sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided. However you decide to vote, we would appreciate your completing and returning your proxy card as soon as possible.

   We look forward to seeing you at the Annual and Special Meeting!


                                          /s/ Paul D. Melnuk

                                          Paul D. Melnuk
                                          President and Chief Executive
                                           Officer

February 20, 2001

                          [BRACKNELL CORPORATION LOGO]
                               195 The West Mall
                                   Suite 302
                            Toronto, Ontario M9C 5K1

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To our Shareholders:

   The Annual and Special Meeting of Shareholders of Bracknell Corporation (the "Corporation") will be held on March 26, 2001 at 11:00 a.m. (Toronto time) at the TSE Conference Centre, TSE Auditorium, The Exchange Tower, 130 King Street West, Toronto, Ontario M5X 1J2. The meeting is being held for the following purposes:

  1. to receive the financial statements of the Corporation for the fiscal year ended October 31, 2000, together with the report of the auditors thereon;

  2.  to elect nine directors for the ensuing year;

  3. to appoint auditors for the ensuing year and to authorize the directors to fix the compensation paid to the auditors;

  4. to consider and, if thought advisable, pass, with or without variation, a resolution approving an increase in the number of shares reserved for issuance under the Corporation's Performance Stock Option Plan and certain other amendments, including amendments to relate the vesting of options to the Corporation's performance; and

  5. to transact such further and other business as may properly come before the meeting or any adjournment thereof.

   The financial statements of the Corporation for the fiscal year ended October 31, 2000 are included in the Annual Report enclosed with these materials. You may vote at the meeting if you were a shareholder of record on February 7, 2001. If you are unable to be present in person, please sign and return the enclosed proxy. Proxies to be used at the meeting must be deposited with the Corporate Secretary or with Computershare, c/o Montreal Trust Company of Canada, Proxy Department, 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, before the close of business on March 23, 2001, or if the meeting is adjourned, 48 hours, excluding Saturdays and holidays, before any meeting.

                                          By Order of the Board of Directors,


                                          /s/ Paul D. Melnuk

                                          Paul D. Melnuk
                                          President and Chief Executive
                                           Officer

February 20, 2001

                             BRACKNELL CORPORATION

                        MANAGEMENT INFORMATION CIRCULAR

                                PROXY STATEMENT

Solicitation of Proxies

   The information contained in this management information circular/proxy statement ("Circular" or "Proxy Statement") is furnished in connection with the solicitation of proxies to be used at the annual and special meeting of the shareholders (the "Meeting") of Bracknell Corporation (the "Corporation" or "Bracknell") to be held at the TSE Conference Centre, TSE Auditorium, The Exchange Tower, 130 King Street West, Toronto, Ontario, on Monday, March 26, 2001 at the hour of 11:00 a.m. (Toronto time) and at any postponement or adjournment thereof for the purposes set forth in the accompanying notice of the Meeting. It is expected that the solicitation of proxies will be made primarily by mail but proxies may also be solicited personally by employees of the Corporation, without additional remuneration. The Corporation will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals. The enclosed proxy is being solicited by or on behalf of management of the Corporation and the cost of such solicitation will be borne by the Corporation. Except as otherwise stated, the information contained herein is given as of February 7, 2001. Unless otherwise indicated, all dollar references in this Circular are to United States dollars. This Circular and the accompanying annual report to shareholders were first sent or given to shareholders on or about February 28, 2001.

Appointment of Proxies

   The persons named in the enclosed form of proxy are representatives of management of the Corporation and are directors or officers of the Corporation. A shareholder has the right to appoint as the shareholder's proxyholder a person (who need not be a shareholder of the Corporation) to attend and to act on the shareholder's behalf at the Meeting other than the persons designated in the form of proxy accompanying this Circular. A shareholder may do so by inserting the name of such other person in the blank space provided in the form of proxy or by completing another proper form of proxy. To be valid, completed proxies must be deposited with the Corporation at its registered office, 195 The West Mall, Suite 302, Toronto, Ontario M9C 5K1 or with Computershare, c/o Montreal Trust Company of Canada, Proxy Department, 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, before the close of business on March 23, 2001, or if the Meeting is adjourned, 48 hours, excluding Saturdays and holidays, before any Meeting.

Non-Registered Holders

   Only registered holders of common shares of the Corporation ("Common Shares"), or the persons they appoint as their proxies, are permitted to vote at the Meeting. However, in many cases, Common Shares of the Corporation beneficially owned by a holder (a "Non-Registered Holder") are registered either:

  (a) in the name of an Intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Common Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self administered RRSPs, RRIFs, RESPs and similar plans; or

  (b) in the name of a clearing agency (such as the Canadian Depository for Securities Limited (CDS) or Depository Trust Company (DTC)) of which the Intermediary is a participant.

   In accordance with the requirements of National Policy Statement No. 41 of the Canadian Securities Administrators, the Corporation has distributed copies of the notice of the Meeting, this Circular, the form of proxy, and the annual report to shareholders (collectively, the "meeting materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

   Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the meeting materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive meeting materials will either:

  (a) be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has directly signed the form of proxy, this form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with the Corporation at its registered office, 195 The West Mall, Suite 302, Toronto, Ontario M9C 5K1 or with Computershare, c/o Montreal Trust Company of Canada, Proxy Department, 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, as described above; or

  (b) more typically, be given a form of proxy which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. Typically, the Non-Registered Holder will also be given a page of instructions which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

   In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares they beneficially own. Should a Non-Registered Holder who receives either form of proxy wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the persons named in the proxy and insert the Non-Registered Holder's name or such other person's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies, including those regarding when and where the proxy or proxy authorization form is to be delivered.

Revocation of Proxies

   In addition to revocation in any other manner provided by law, a shareholder who has given a proxy may revoke the proxy by:

  (a) completing and signing a proxy bearing a later date and depositing it as aforesaid; or

  (b) depositing an instrument in writing executed by the shareholder or the shareholder's attorney authorized in writing,

    (1) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used; or

    (2) with the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

   A Non-Registered Holder may revoke a proxy authorization form (voting instructions) or a waiver of the right to receive meeting materials and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a proxy authorization form (voting instructions) or of a waiver of the right to receive materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

Voting Of Proxies

   The management representatives designated in the enclosed form of proxy will vote or withhold or abstain from voting the Common Shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions of the shareholder as indicated on the proxy and, if the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. In the absence of such direction, such shares will be voted by the management representatives in accordance with the recommendations of the Board of Directors as indicated under the headings in this Circular. Votes cast by proxy or in person at the Meeting will be tabulated by the judge of elections appointed for the Meeting. The judge of elections will include Common Shares that are represented and entitled to vote but that are withheld or abstained from voting on a particular matter for purposes of determining the presence of a quorum but not for purposes of determining the approval of any matter submitted to shareholders for a vote. If an Intermediary indicates on a proxy that such Intermediary does not have discretionary authority as to certain Common Shares to vote on a particular matter, such shares will be considered as present and not entitled to vote with respect to that matter.

   The enclosed form of proxy confers discretionary authority upon the management representatives designated therein with respect to amendments to, or variations of, matters identified in the notice of the Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Circular, the management of the Corporation knows of no such amendments, variations or other matters.

Voting Shares And Record Date

   On February 7, 2001, the Corporation had outstanding 64,304,390 Common Shares. Each registered holder of Common Shares of record at the close of business on February 7, 2001, the record date established for notice of the Meeting, will be entitled to one vote for each Common Share held by such shareholder on all matters proposed to come before the Meeting. To the extent that such shareholder has transferred any Common Shares after the record date and the transferee of such shares establishes ownership thereof and demands, not later than 10 days before the Meeting, to be included in the list of shareholders entitled to vote at the Meeting, the transferee will be entitled to vote such shares.

                             ELECTION OF DIRECTORS

   The term of office of each present director will expire immediately prior to the election of directors at the Meeting. The number of directors of the Corporation to be elected at the Meeting is nine. It is the intention of the management representatives designated in the enclosed form of proxy to vote the Common Shares in respect of which they are appointed proxyholders for the election of the nominees whose names are listed below as directors of the Corporation, unless the shareholder who has given such proxy has directed that the Common Shares be withheld from voting. Each person listed below is currently a member of the Board of Directors.

   The term of office for each person elected will be until the next annual meeting of shareholders of the Corporation or until his successor is elected or appointed. In the event that prior to the Meeting any vacancies occur for any reason in the slate of nominees submitted herewith, it is intended that discretionary authority shall be exercised to vote the proxies hereby solicited for the election of any other person or persons nominated by management as directors.

   Vote Required. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and represented in person or by proxy at the Meeting is required for the election of each director.

The Board of Directors recommends a vote FOR the election of these nominees as directors.

Information Regarding Nominees For Election As Directors

   The following table sets forth the name of each person proposed by management of the Corporation to be nominated for election as a director, the position with the Corporation which each nominee presently holds, the principal occupation of each nominee, and the date on which each nominee was first elected or appointed a director. See "Security Ownership of Certain Beneficial Owners and Management" below for the number of Common Shares that are beneficially owned, directly or indirectly, or over which control or discretion is exercised, by each nominee.

                                         Present Principal
  Name and Position and/or Office           Occupation
    with the Corporation or Its      if Different from Office
             Affiliates                        Held              Director Since
  -------------------------------   --------------------------   --------------
 Gilbert S. Bennett                 Chairman of the Board,       November 1994
  Director and                      Canadian Tire Corporation,
  Chairman of the Board of DirectorsLimited and Encal Energy
                                    Ltd.; Consultant and
                                    Corporate Director
 Jean-Rene Halde                    President and Chief          June 2000
  Director                          Executive Officer,
                                    Livgroup Investments Ltd.
                                    (formerly Livingston
                                    Group, Inc.)
 Michael D. Hanna                   Professional Corporate       March 2000
  Director                          Director and Management
                                    Consultant
 Wade C. Lau                        Vice President, Opus         December 1999
  Director                          Properties, L.L.C.
 Paul D. Melnuk                                 --               November 1994
  Director, President and
  Chief Executive Officer
 James W. Moir, Jr.                 Professional Corporate       April 1997
  Director                          Director
 Thomas P. Muir                     Chief Financial Officer,     December 2000
  Director                          Maple Leaf Foods Inc.
 Gregory J. Orman                   President, Chief Executive   September 1999
  Director                          Officer and Director,
                                    KLT Inc.
 Allan R. Twa                       Partner, Burnet, Duckworth   August 1985
  Director                          & Palmer LLP

Directors and Executive Officers

   The following chart and biographical information provides information about the directors and executive officers of the Corporation:

           Name           Age                       Position
           ----           ---                       --------
   Gilbert S. Bennett      62 Chairman of the Board of Directors
   Paul D. Melnuk          46 President, Chief Executive Officer and Director
   Frederick C. Green IV   44 Executive Vice President and Chief Operating Officer
   John A. Witham          49 Executive Vice President and Chief Financial Officer
   John R. Naccarato       34 Secretary
   James A. Beukelman      37 Vice President and Corporate Controller
   Jean-Rene Halde         52 Director
   Michael D. Hanna        48 Director
   Wade C. Lau             40 Director
   James W. Moir, Jr.      56 Director
   Thomas P. Muir          45 Director
   Gregory J. Orman        32 Director
   Allan R. Twa            53 Director

   Gilbert S. Bennett. Mr. Bennett has been a director of the Corporation since November 1994 and serves as Chairman of the Board. Mr. Bennett has also served as Chairman of the Board of Canadian Tire Corporation, Limited (retailer) since September 1996 and Encal Energy Ltd. (oil and gas) since 2000. He also serves as a director of Canadian Niagara Power Company Limited (power generation and distribution), Fortis Inc. (electrical utility holding company), and several private companies. Mr. Bennett has also provided business consulting services since 1992.

   Paul D. Melnuk. Mr. Melnuk has been a director of the Corporation since November 1994 and has been Bracknell's President and Chief Executive Officer since March 1999. Prior to his present position, Mr. Melnuk was President and Chief Executive Officer of Barrick Gold Corporation (gold production) from 1998 to 1999 and President and Chief Executive Officer of Clark USA, Inc. (oil refining) from 1992 to 1998. Mr. Melnuk is also a director of Petro-Canada (oil and gas).

   Frederick C. Green IV. Mr. Green has been Executive Vice President of the Corporation since September 1999 and Chief Operating Officer of the Corporation since December 1999. Mr. Green was President and Chief Executive Officer of Nationwide Electric, Inc. from 1998 to 1999 prior to its acquisition by the Corporation. Mr. Green served as President and Chief Executive Officer of Product Safety Resources, Inc. (product safety information provider) from 1996 to 1998 and President and Chief Operating Officer of Plum Building Systems, Inc. (building materials) in 1996, and held several executive roles with the Fisher-Rosemount Group of Emerson Electric (manufacturing) from 1988 to 1996.

   John A. Witham. Mr. Witham has been Executive Vice President since November 2000 and Chief Financial Officer of the Corporation since January 2001. Mr. Witham served as Executive Vice President of Arcadia Financial Ltd. (financial services) from December 1995 to May 2000 and served as Chief Financial Officer of Arcadia from February 1994 to May 2000.

   John R. Naccarato. Mr. Naccarato has been the Secretary of the Corporation since May 1999. He also served as Corporate Counsel of Bracknell from May 1999 to January 2001. Mr. Naccarato has been the President of Neal Electric, Inc., a subsidiary of Bracknell, since January 2001. Mr. Naccarato was previously the Assistant to the Corporate Secretary at Dofasco Inc. (steel) from June 1997 to May 1999. Mr. Naccarato was employed at the law firm of Lang Michener from June 1996 to May 1997.

   James A. Beukelman. Mr. Beukelman has been Vice President and Corporate Controller of the Corporation since January 2001. Mr. Beukelman previously served as the Corporation's Vice President-Finance of the Commercial Customer Category from January 2000 to December 2000 and Corporate Controller of Nationwide Electric, Inc. from January 1999 to December 1999. Mr. Beukelman was previously employed by Deloitte & Touche (independent accountants) as a Senior Manager in the Risk Consulting Services Group in 1998 and as a Senior Manager in the Audit Department in 1996 and 1997.

   Jean-Rene Halde. Mr. Halde has been a director of the Corporation since June 2000. Mr. Halde has been the President and Chief Executive Officer of Livgroup Investments Ltd. (formerly Livingston Group Inc.) since January 1995. Livgroup Investments Ltd. is a privately-held holding company that recently completed the divestiture of its operating subsidiaries that provided outsourcing of customized logistics solutions and electronic commerce services in North America. Mr. Halde is on the Board of Directors of the Institute of Corporate Directors and is also a member of the Canadian Business Council on National Issues.

   Michael D. Hanna. Mr. Hanna has been a director of the Corporation since March 2000. Mr. Hanna is currently a professional corporate director and management consultant. Mr. Hanna was the Chief Executive Officer and Chairman of Sunbelt Integrated Trade Services, Inc. from November 1998 to March 2000, when Sunbelt was acquired by Bracknell. Mr. Hanna previously served as Executive Vice President of Louisiana-Pacific Corporation (forest products) from 1996 to 1998 and as the President and co-owner of Associated Chemists Inc. (specialty chemicals) from 1990 to 1996.

   Wade C. Lau. Mr. Lau has been a director of the Corporation since December 1999. Mr. Lau is a Vice President of Opus Properties, L.L.C., the asset management arm of the Opus Group of Companies (real estate development). Prior to his current employment, Mr. Lau was Executive Managing Director of CB Richard Ellis, Inc. (real estate) from 1998 to 1999 and Executive Vice President of CB Commercial Koll Management Services from 1995 to 1998.

   James W. Moir, Jr. Mr. Moir has been a director of the Corporation since April 1997. Mr. Moir is a professional corporate director. Mr. Moir retired in October 1998 as President and Chief Executive Officer of Maritime Medical Care Inc. (health services), a position he held for six years. Mr. Moir is also a director of Sears Canada Inc. (retailer), CrossOff Incorporated (internet security services), Salter Street Films Limited (movie and television production), and Malibu Engineering and Software Ltd. (data modeling software sales).

   Thomas P. Muir. Mr. Muir has been a director of the Corporation since December 2000. Mr. Muir has been Chief Financial Officer of Maple Leaf Foods Inc. (food processing) since May 1995. Mr. Muir is also a director of a number of its wholly owned subsidiaries and is a director of Canada Bread Company Limited (food processing). Before joining Maple Leaf Foods, Mr. Muir was Vice President and Director of RBC Dominion Securities Inc. (investment banking) where he was co-head of the Investment Banking Group from October 1994 to May 1995 and co-head of the Mergers and Acquisitions Group from 1986 to September 1994.

   Gregory J. Orman. Mr. Orman has been a director of the Corporation since September 1999. Mr. Orman has been the Chief Executive Officer and President of KLT Inc., an unregulated subsidiary of Kansas City Power and Light Company (utility) since January 2000. Mr. Orman has also been Chairman of Strategic Energy, L.L.C. (energy services) since February 1999, Chairman of Custom Energy Holdings, L.L.C. (energy services) since July 1999, and a member of the Management Committee of Custom Lighting Services, L.L.C. (outdoor lighting contractor) since July 1997. Mr. Orman was President of KLT Energy Services Inc. from November 1996 to January 2000, Chairman of Nationwide Electric, Inc. from February 1998 to September 1999, Chief Executive Officer and President of Custom Energy, L.L.C. (energy services) from January 1997 to July 1999, and Chief Executive Officer of Environmental Lighting Concepts, Inc. (energy services) from December 1994 to January 1997.

   Allan R. Twa. Mr. Twa has been a director of the Corporation since August 1985. Mr. Twa has been a partner with the law firm of Burnet, Duckworth & Palmer LLP for the past 24 years. Mr. Twa is also the Secretary of ARC Energy Trust and ARC STRATEGIC Energy Fund (investment management) and is a director of Gauntlet Energy Corporation (oil and gas), Humboldt Energy Corporation (oil and gas) and Diaz Resources Ltd. (oil and gas).

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

   The following table sets forth, as of January 31, 2001, the security ownership of the Corporation of each shareholder (including any "group" as that term is used in Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended) who, to the knowledge of the Board of Directors, owned beneficially more than five percent of the Common Shares, each director, each executive officer named in the Summary Compensation Table (see "Executive Compensation" below) who owned beneficially any Common Shares and all current directors and executive officers of the Corporation as a group. Except as indicated in the footnotes to the table, all such shares are owned with sole voting and investment power.

                                                    Common Shares     Percent
     Name                                       Owned Beneficially(a) of Class
     ----                                       --------------------- --------
     WorldCom, Inc.............................       9,848,315(b)     15.03%
     The Palladin Group, L.P...................       4,075,630(c)      6.28
     John D. Amodeo............................         120,787(d)         *
     Gilbert S. Bennett........................          54,000(e)         *
     Frederick C. Green IV.....................         318,411(f)         *
     Jean-Rene Halde...........................          20,667(g)         *
     Michael D. Hanna..........................         121,667(g)         *
     Wade C. Lau...............................          24,167(g)(h)      *
     Paul D. Melnuk............................         834,654(i)      1.29
     James W. Moir, Jr.........................          70,000(e)         *
     Thomas P. Muir............................          25,000(j)         *
     John R. Naccarato.........................          89,829(k)         *
     Gregory J. Orman..........................       1,421,430(l)      2.21
     Jonathan J. Taylor........................         175,692(m)         *
     Allan R. Twa..............................          55,000(e)         *
     All current directors and executive
      officers as a group (13 persons).........       3,064,973(n)      4.69

--------
*  Less than one percent.
(a) Includes Common Shares held and Common Shares underlying options and warrants that are currently exercisable or exercisable within 60 days of January 31, 2001.

(b) Includes 1,200,000 shares issuable pursuant to a warrant to purchase shares. The address of WorldCom, Inc. is 500 Clinton Center Drive, Clinton, Mississippi 39056.

(c) Includes 610,969 shares issuable pursuant to warrants to purchase shares. The shares and warrants to purchase shares are held by seven investment funds which are managed by The Palladin Group, L.P. The address of The Palladin Group, L.P. is 195 Maplewood Avenue, Maplewood, New Jersey 07040.

(d) Includes 116,667 shares issuable upon the exercise of currently exercisable stock options.

(e) Includes 50,000 shares issuable upon the exercise of currently exercisable stock options.

(f) Includes 241,000 shares issuable upon the exercise of currently exercisable stock options.

(g) Includes 16,667 shares issuable upon the exercise of currently exercisable stock options.

(h) Includes 2,500 shares issuable pursuant to warrants to purchase shares.

(i) Includes 14,100 shares held by Donna L. Melnuk, Mr. Melnuk's spouse, and 450,000 shares issuable upon the exercise of currently exercisable stock options or options exercisable within 60 days.

(j) Includes 20,000 shares held by T&P Investments Inc. Mr. Muir and his spouse each own 50% of the outstanding capital stock of T&P Investments Inc.

(k) Includes 86,667 shares issuable upon the exercise of currently exercisable stock options and 734 shares held by Mr. Naccarato's spouse under a Registered Retirement Savings Plan.

(l) Includes 1,410,281 shares and warrants to purchase 11,149 shares owned by Reardon Capital LLC, a company controlled by Mr. Orman.

(m) Includes 89,167 shares issuable upon the exercise of currently exercisable stock options.

(n) Includes 993,531 shares issuable upon the exercise of currently exercisable stock options, 2,500 shares issuable pursuant to warrants to purchase shares held by Wade C. Lau, 14,100 shares held by Paul D. Melnuk's spouse, 20,000 shares held by T&P Investments Inc., of which Thomas P. Muir and his spouse each own 50% of the outstanding capital stock, 734 shares held by John R. Naccarato's spouse, 1,410,281 shares held by Reardon Capital LLC, a company controlled by Gregory J. Orman, and 11,149 shares issuable pursuant to warrants to purchase shares held by Reardon Capital LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

   Commencing in 2001, the rules of the U.S. Securities and Exchange Commission will require that the Corporation disclose late filings of reports of stock ownership and changes in stock ownership by its executive officers and directors.

                             EXECUTIVE COMPENSATION

Executive Compensation

   The following table sets forth all compensation paid or awarded for services in all capacities to Bracknell and its subsidiaries for the fiscal years ended October 31, 2000, 1999 and 1998 by the Chief Executive Officer and the four other most highly compensated executive officers of Bracknell (the "Named Executive Officers") during the fiscal year ended October 31, 2000. Although compensation may have been paid in Canadian dollars, to be consistent with Bracknell's practice of reporting in U.S. dollars, all amounts set forth in the Summary Compensation Table are stated in U.S. dollars.

                         Summary Compensation Table(a)

                                                      Long-Term
                                     Annual          Compensation
                                Compensation(b)         Awards
                            ------------------------ ------------
                                                      Securities
                                                        Under
     Name and               Fiscal                     Options       All Other
   Principal Position        Year   Salary   Bonus     Granted    Compensation(c)
   ------------------       ------ -------- -------- ------------ ---------------
   Paul D. Melnuk.........   2000  $301,245 $400,000       --         $16,608
    President and Chief      1999   201,380  244,343   600,000         10,775
    Executive Officer(d)     1998       --       --        --             --
   Frederick C. Green IV..   2000   200,000  300,000   150,000          6,174
    Executive Vice
     President and           1999       --       --    282,000            --
    Chief Operating
     Officer(e)              1998       --       --        --             --
   John D. Amodeo.........   2000   152,623   49,748       --          13,496
    Former Executive Vice
     President               1999    37,553  100,415   200,000          9,037
    and Chief Financial
     Officer(f)              1998       --       --        --             --
   Jonathan J. Taylor.....   2000   152,623  192,381       --          13,063
    Executive Vice
     President(g)            1999   139,160  150,623   130,000          9,037
                             1998    87,498  139,348       --           6,518
   John R. Naccarato......   2000   117,851  112,035   100,000         12,315
    Corporate Counsel and    1999    39,817  107,109    40,000          4,369
    Secretary(h)             1998       --       --        --             --

--------
(a) Compensation may have been paid in Canadian dollars. The rates of exchange used to convert Canadian dollars to U.S. dollars were: 1998: 1.54; 1999:
     1.49; 2000: 1.49.

(b) Perquisites and other personal benefits do not exceed the lesser of $33,472 (Cdn. $50,000) and 10% of the total of the annual salary and bonus for any of the Named Executive Officers. Bonuses were paid with respect to calendar years.

(c) Amounts referred to in this column reflect the amounts contributed by the Corporation to defined contribution pension plans, registered retirement savings plans and the employee share purchase plans, and life and/or disability insurance premiums paid by the Corporation. During fiscal 2000, amounts associated with company-paid life and/or disability insurance were as follows: Mr. Melnuk ($1,500), Mr. Green ($1,333), Mr. Amodeo ($1,421), Mr. Taylor ($987) and Mr. Naccarato ($963). During fiscal 2000, amounts associated with company contributions for the employee share purchase plans were as follows: Mr. Melnuk ($6,066), Mr. Green ($1,754), Mr. Amodeo ($3,033), Mr. Taylor ($3,033) and Mr. Naccarato ($2,308). The remaining amounts were contributed by the Corporation to defined contribution pension plans and registered retirement savings plans.

(d)  Mr. Melnuk became an employee of Bracknell on March 1, 1999.

(e) Mr. Green became an employee of Bracknell on September 30, 1999. On September 30, 1999, the Corporation granted Mr. Green options to purchase 282,000 shares in substitution for options to purchase shares of Nationwide Electric, Inc.

(f) Mr. Amodeo became an employee of Bracknell on August 1, 1999. Mr. Amodeo resigned as Executive Vice President and Chief Financial Officer on December 31, 2000.

(g) During fiscal 2000, Mr. Taylor received a special bonus of $67,344 for the sale of Profac Facilities Management Services, Inc.

(h)  Mr. Naccarato became an employee of Bracknell on May 17, 1999.

Stock Option and Purchase Plans

   The Corporation maintains a stock option plan (the "SOP") which it proposes to amend to increase the number of shares reserved for option grants, to relate vesting of options to the Corporation's performance and to make certain other amendments which are summarized in the section "Amendments to the Corporation's Stock Option Plan" below and which are included in the form of the amended SOP attached hereto as Appendix B.

Description of the Current SOP

   The following is a summary of the principal features of the SOP as currently in effect prior to the proposed amendment.

   Administration of the SOP. The SOP is administered by the Board of Directors. The Board of Directors has the authority to determine the individuals to whom options will be granted; the size and terms of the options; the date of grant; the terms of vesting; and the date of exercisability. It has the ability to amend options previously granted and to determine the objectives and conditions for earning options. In addition, the Board of Directors may establish performance goals to be achieved within performance periods that it selects, using such measures of performance as it may choose for purposes of granting, vesting, payment or other entitlements to options.

   Eligible Participants. All employees, officers and directors of the Corporation and its subsidiaries are eligible to participate in the SOP.

   Share Limitations. The aggregate number of Common Shares that may be delivered or purchased or used for reference purposes under the SOP for all participants is 4,280,344. This number includes shares previously issued or subject to prior plan awards. Common Shares issued under the SOP may be authorized but unissued shares. Any Common Shares subject to an option that for any reason expires or is terminated unexercised will again be available for issuance under the SOP. A participant may receive multiple grants under the SOP, although no more than 5% of the aggregate number of the issued and outstanding Common Shares may be subject to options to any one individual. In the event of any subdivision, consolidation or reclassification of the outstanding Common Shares, the Board of Directors may make certain adjustments under the SOP, including adjustments in the number of Common Shares subject to existing or future option grants and in the exercise price of an outstanding option grant.

   Exercise Price. The Board of Directors determines the exercise price of an option at the time the option is awarded. The price may not be less than 100% of the fair market value of the Common Shares on the date of grant. Upon exercise, the exercise price must be paid in cash.

   Term and Vesting of Options. Options issued under the SOP may be exercised during a period determined by the Board of Directors which may not exceed ten years. A stock option generally expires three months after termination of employment, if employment ceased due to death, disability, retirement or termination without cause, or immediately upon termination, if employment ceased for any other reason.

   Change in Control. In the event that a takeover bid is made by way of take-over bid circular to all or substantially all of the holders of Common Shares, all outstanding options will automatically become exercisable for a period of 30 days following the mailing date or for such other period as the Board may determine.

   Amendment and Termination. The Board of Directors has the power to terminate or amend the SOP, but no action may be taken that would adversely affect any rights or obligations respecting options that have previously been granted. In addition, without the approval of the Corporation's shareholders, no amendment may be made to the SOP that increases the maximum number of Common Shares subject to the SOP or the maximum awards that may be granted during any period to any individual, or extends the maximum period during which awards may be granted. Otherwise, the SOP and the rules adopted under the SOP may be amended by the Board of Directors without further shareholder approval. Amendments made without shareholder approval could increase the costs to the Corporation under the SOP, although the amount of such costs is not determinable.

Option Grants during Fiscal 2000

   The following table sets forth information with respect to options granted to the Named Executive Officers during the fiscal year ended October 31, 2000. All such options ("Performance Options") vest in seven years. Conditional upon the market price of the Common Shares (calculated as provided in the SOP) increasing by specified amounts over the three-year period following the grant date, the vesting of Performance Options may be accelerated. In general terms,

  A. such accelerated vesting could result in (i) one-third of the Performance Options being vested by the end of the first year following the grant date, (ii) an aggregate of two-thirds of the Performance Options being vested by the end of the second year following the grant date, and (iii) all of the Performance Options being vested by the end of the third year following the grant date, and

  B. to achieve the increase in the market price of Common Shares necessary to accelerate the vesting of Performance Options as described above, the market price of Common Shares would have to increase from the grant date at a compounded annual rate of at least 20%.

                  Performance Option Grants During Fiscal 2000

                                      % of Total
                          Securities   Options
                            under     Granted to    Exercise or                 Grant Date
                           Options   Employees in  Base Price(a)   Expiration   Value(a)(b)
Name                       Granted   Fiscal Year   ($/Security)       Date          ($)
----                      ---------- ------------ --------------- ------------- -----------
Frederick C. Green, IV..   150,000       7.2      100,000 @ $3.93 Nov. 3, 2009   $423,000
Executive Vice President
 and                                               50,000 @ $4.36 Dec. 16, 2009
Chief Operating Officer
John R. Naccarato.......   100,000       4.8           $4.06      Dec. 23, 2009   281,000
Corporate Counsel and
 Secretary

--------
(a) Canadian dollars converted to U.S. dollars at an exchange rate of 1.49.
(b) Calculated using the Black-Scholes pricing model. Underlying assumptions used in the calculation include a ten-year expiration, a current market and strike price based on the exercise price, a ten-year volatility assumption of 50.8%, a current dividend yield of 0% and a risk-free rate of return of 5.80%. The Corporation has elected to illustrate the potential realizable value using the Black-Scholes pricing model as permitted by the rules of the U.S. Securities and Exchange Commission. This does not represent the Corporation's estimate or projection of future stock price or of the assumptions utilized. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Shares.

Plan Benefits

   During fiscal 2000, stock options to purchase Common Shares were granted to the Named Executive Officers, as set forth in the table captioned "Performance Option Grants During Fiscal 2000" above. Stock options were granted during the year to all executive officers of the Corporation as a group to purchase 250,000 Common Shares at an average weighted exercise price of $4.11 per share. Stock options were granted to non-executive directors of the Corporation as a group to purchase 150,000 Common Shares at an average weighted exercise price of $4.98 per share. In addition, stock options were granted to all other employees of the Corporation as a group to purchase 1,689,152 Common Shares at an average weighted exercise price of $4.56 per share. The number of options or other awards to be granted in the future to the Corporation's executive officers and to other employees is not determinable at this time.

   On February 16, 2001, the closing price on the NASDAQ National Market System of the Common Shares was $5.38 per share.

Option Exercises and Values for Fiscal 2000

   The following table sets forth the number and value, net of exercise price, of Common Shares acquired upon exercise of options on the date of exercise by the Named Executive Officers during the past fiscal year, and the number and value of options held by such executive officers at October 31, 2000.

                          Aggregated Option Exercises
              During Fiscal 2000 and Fiscal Year-End Option Values

                                                                        Value of Unexercised in-
                                               Unexercised Options at     the-Money Options at
                                                  October 31, 2000         October 31, 2000(a)
                                              ------------------------- -------------------------
                        Securities  Aggregate
                        Acquired on   Value
Name                     Exercise   Realized  Exercisable Unexercisable Exercisable Unexercisable
----                    ----------- --------- ----------- ------------- ----------- -------------
Paul D. Melnuk.........     --         --       350,000      300,000    $1,134,200    $875,800
 President and Chief
 Executive Officer
Frederick C. Green,         --         --       120,500      311,500       337,900     868,200
 IV....................
 Executive Vice
 President and Chief
  Operating Officer
John D. Amodeo.........     --         --       116,667       83,333       309,300     220,900
 Former Executive Vice
 President and Chief
 Financial Officer
Jonathan J. Taylor.....     --         --        81,667       48,333       217,500     129,100
 Executive Vice
  President
John R. Naccarato......     --         --        53,333       86,667       155,000     252,400
 Corporate Counsel and
 Secretary

--------
(a) Based on a share price of Cdn. $10.40 on October 31, 2000. Canadian dollars converted to U.S. dollars at an exchange rate of 1.49.

Employee Share Purchase Plans

   The Corporation has established employee share purchase plans (the "Share Purchase Plans") to facilitate investment by eligible employees in the Common Shares and to allow employees of the Corporation to participate in the appreciation thereof. Any employee of the Corporation, or of any subsidiary or associate of the Corporation, who has satisfied 12 months of continuous service, as such term is defined in the Share Purchase Plans, with the Corporation or, where applicable, the relevant subsidiary or associate, is a resident of the United States or Canada and does not own or control, directly or indirectly, 5% or more of the outstanding

Common Shares of the Corporation, is eligible for membership in the Share Purchase Plans. The requirements for service tenure and/or U.S. or Canadian residency may be waived by the Chief Executive Officer. Eligible employees may contribute up to 10% of their wages by way of payroll deductions toward the purchase of Common Shares under the Share Purchase Plans.

   Under the terms of the Share Purchase Plans, the participant's employer is required to contribute $1 for every $2 contributed by the employee, up to a maximum employer contribution of 2% of the participant's normal wages. All contributions made under the Share Purchase Plans are used by the administrative agent for the Share Purchase Plans, CIBC Mellon Trust Company, to purchase Common Shares on the open market. All Common Shares purchased on behalf of participants under the Share Purchase Plans vest automatically, and are retained in the participant's individual account with the CIBC Mellon Trust Company. Participants may cancel their participation in the Share Purchase Plans; however, they must then wait twelve months prior to becoming eligible to again participate in the Share Purchase Plans.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee of the Board are Gregory J. Orman, Michael D. Hanna and James W. Moir, Jr. Mr. Orman and Mr. Hanna became members of the Compensation Committee in February 2000, succeeding Allan R. Twa and Michael J. Sabia, who were members of the Compensation Committee until their terms expired on that date. Mr. Orman was Chairman of Nationwide Electric, Inc. from 1998 to 1999 prior to its acquisition by the Corporation. Mr. Hanna was Chief Executive Officer and Chairman of Sunbelt Integrated Trade Services, Inc. from 1998 to March 2000, prior to its acquisition by the Corporation. Neither Mr. Orman nor Mr. Hanna has held any office with the Corporation or its subsidiaries since those acquisitions.

Employment Agreements

 Paul D. Melnuk

   The Corporation has entered into an employment agreement with Paul D. Melnuk effective as of March 2, 1999. Under the terms of this agreement, Mr. Melnuk receives a salary of $301,245 per annum and is entitled to a yearly cash incentive bonus, at the discretion of the Board, targeted at 100% of his salary for achieving expected levels of performance. Mr. Melnuk also received an initial grant of 300,000 stock options that will vest in three equal tranches over three years, commencing on the date of employment. Mr. Melnuk has been granted an additional 300,000 performance-based stock options that will vest in seven years. These options may vest on an accelerated basis over three years from the date of grant so long as the Corporation's shareholders experience at least 20% compounded annual growth in share price over the exercise price.

   Upon the termination of Mr. Melnuk's employment by the Board other than for cause, he will be entitled to receive 30 months total compensation in lieu of notice. Total compensation is comprised of base salary, benefits, and bonus equal to the average cash incentive bonus received by Mr. Melnuk over the two preceding years.

 Frederick C. Green IV

   The Corporation has entered into an employment agreement with Frederick C. Green IV, effective as of September 30, 1999. Under the terms of this agreement, Mr. Green receives a salary of $200,000 per annum and is entitled to a yearly cash incentive bonus, at the discretion of the Board, targeted at 100% of his salary for achieving expected levels of performance. Mr. Green was previously employed as the President and Chief Executive Officer of Nationwide Electric, Inc. prior to its acquisition by Bracknell. Mr. Green has been granted 150,000 performance-based stock options that will vest in seven years. These options may vest on an accelerated basis over three years from the date of grant so long as the Corporation's shareholders experience at least a 20% compounded annual growth in share price over the exercise price.

   Upon the termination of Mr. Green's employment other than for cause, he will be entitled to receive 12 months total compensation in lieu of notice. Total compensation is comprised of base salary, benefits, and bonus equal to the average cash incentive bonus received by Mr. Green over the two preceding years. If a change in control of Bracknell results in the termination of Mr. Green's employment, Mr. Green will be entitled to receive 24 months total compensation in lieu of notice.

   Mr. Green received an interest-free loan from Nationwide Electric, Inc. in the amount of $150,000 prior to the acquisition of Nationwide Electric, Inc. by Bracknell. The loan was provided pursuant to Mr. Green's previous employment agreement under which he agreed not to compete with Nationwide Electric, Inc. after expiration or termination of his employment. Such non-compete obligations and the terms of the loan have been carried forward into Mr. Green's current employment agreement with Bracknell.

 John D. Amodeo

   The Corporation has entered into an employment agreement with John D. Amodeo, effective as of August 1, 1999. Mr. Amodeo resigned as Executive Vice President and Chief Financial Officer of the Corporation effective January 1, 2001. Under the terms of this agreement, Mr. Amodeo received a salary of $150,623 per annum and was entitled to a yearly cash incentive bonus, at the discretion of the Board, targeted at 100% of his salary for achieving expected levels of performance. Under the agreement, Mr. Amodeo is receiving 12 months total compensation in lieu of notice. Total compensation is comprised of base salary, benefits, and bonus equal to his annual salary. In addition, options to purchase 200,000 Common Shares held by Mr. Amodeo have vested.

 John A. Witham

   The Corporation has entered into an employment agreement with John A. Witham, effective as of November 1, 2000. Under the terms of this agreement, Mr. Witham receives a salary of $200,000 per annum and is entitled to a yearly cash incentive bonus, at the discretion of the Board, targeted at 100% of his salary for achieving expected levels of performance. Mr. Witham has been granted 200,000 performance-based stock options subject to shareholder approval that will vest in seven years. These options may vest on an accelerated basis over three years from the date of grant so long as the Corporation's shareholders experience at least 20% compounded annual growth in share price over the exercise price.

   Upon the termination of Mr. Witham's employment other than for cause, he will be entitled to receive 12 months total compensation in lieu of notice. Total compensation is comprised of base salary, benefits, and bonus equal to the average cash incentive bonus received by Mr. Witham over the two preceding years. If a change in control of Bracknell results in the termination of Mr. Witham's employment, Mr. Witham will be entitled to receive 24 months total compensation in lieu of notice.

 John R. Naccarato

   The Corporation has entered into an employment agreement with John R. Naccarato, effective as of January 1, 2001 pursuant to which he will serve as President of Neal Electric, Inc., a wholly owned subsidiary of Bracknell. Mr. Naccarato resigned as Corporate Counsel of Bracknell effective January 1, 2001 to accept his position with Neal Electric, Inc., and continues to serve as Secretary of Bracknell. Under the terms of this agreement, Mr. Naccarato receives a salary of $175,000 per annum and is entitled to a yearly cash incentive bonus, at the discretion of the Board, targeted at 100% of his salary for achieving expected levels of performance. Mr. Naccarato also received an initial grant of 40,000 stock options that will vest in equal tranches over three years, commencing on the date of employment. Mr. Naccarato has been granted an additional 100,000 performance-based stock options that will vest in seven years. These options may vest on an accelerated basis over three years from the date of grant, so long as the Corporation's shareholders experience at least a 20% compounded annual growth in share price over the exercise price.

   Upon the termination of Mr. Naccarato's employment other than for cause, he will be entitled to receive 12 months total compensation in lieu of notice. Total compensation is comprised of base salary, benefits, and bonus equal to the average cash incentive bonus received by Mr. Naccarato over the two preceding years. If a change in control of Bracknell results in the termination of Mr. Naccarato's employment, Mr. Naccarato will be entitled to receive 24 months total compensation in lieu of notice.

                        REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

   The Compensation Committee has, as part of its mandate, primary responsibility for making recommendations for approval by the Board with respect to the remuneration of executive officers of the Corporation. None of the members of the Compensation Committee is an officer, employee or former officer or employee of the Corporation. The Compensation Committee also makes recommendations to the Board regarding the Corporation's performance-based incentive compensation plan and the SOP and reviews the design and competitiveness of the Corporation's compensation plan as a whole. Acting on behalf of the Board, the Committee's responsibilities include:

  . reviewing the performance of the Chief Executive Officer and other executive officers;

  . assessing and recommending to the Board total compensation packages for the Chief Executive Officer and other executive officers;

  . reviewing the general compensation philosophy for all employees, including the Chief Executive Officer and other executive officers;

  . administering the Corporation's incentive compensation plan by recommending to the Board performance objectives, target bonuses and actual bonus payments for the Chief Executive Officer and other executive officers; and

  . administering the Corporation's employee stock option and stock purchase plans, including recommending to the Board eligibility, the number and type of options to be granted and the terms of such grants.

   The Corporation has adopted a compensation philosophy which is intended to support its operating philosophy and strategic goals, which require that a majority of the key employees of the Corporation be both opportunistic and entrepreneurial. Those traits are considered by the Corporation to be key components in allowing the Corporation to achieve its growth goals.

Base Salary

   The Corporation's compensation program for senior executives consists of a base level of compensation at what it believes to be the low end of market ranges but sufficient to attract individuals with appropriate talents and skills, and offers significant potential incentive reward for the achievement of results. Base salary has been set for the positions occupied by substantially all of the key employees of the Corporation at the low end of market range for comparable employees of comparable corporations. Total compensation contains a significant component of "at risk" amounts for achievement of desired results with the objective of compensating key employees at a level equal to the top quartile of comparable employees of comparable corporations in the event that results are achieved in the top quartile of performance.

Incentive Compensation Payments

   Performance-based incentive compensation payments have historically been determined primarily in relation to the net pre-tax profits of the Corporation or, for the employees of the Corporation's operating subsidiaries, in relation to the profitability of the profit center, division or region for which they are responsible. As the Corporation has acquired operations across North America, the Corporation intends to implement a performance-based incentive compensation program across operating subsidiaries that recognizes not only financial performance, including, but not limited to, cash return on invested capital and earnings per share growth, but also incorporates stock price performance and key value-oriented measures specific to their business, such as improvement in the quality of earnings, operating margins, customer satisfaction, working capital turns, employee satisfaction, and the development of strategic commercial initiatives. The alignment of internal financial management systems with market forces ensures that all decision processes and incentive programs are based on a common set of criteria.

   Cash bonuses for executive officers reflect both individual and corporate performance during the year and the Corporation's success in achieving its goals. The performance criteria considered in determining cash bonus awards vary in accordance with the position and responsibilities of the individual being evaluated. Financial, operational and corporate development indicators, combined with personal achievements that demonstrate a contribution to corporate growth, are among the significant considerations in determining bonuses for executive officers. Recommendations on cash bonuses are made to the Compensation Committee in the following manner:

      Recommendation for:                        Made by:
      President and Chief Executive Officer      Compensation Committee Chairman
      Other senior executives                    President and Chief Executive Officer
      Other executives                           President and Chief Executive Officer in
                                                 consultation with other senior executives

Stock Options

   The Board regards the awarding of stock options as a key long-term, at-risk component of the Corporation's compensation arrangements for key employees. The Board will grant options under the SOP to key employees on a discretionary, annual basis, based on factors such as the individual's level within the Corporation, recent performance and future potential and importance to the long-term success of the Corporation. In addition, the Corporation has adopted a preference to grant performance-based options to key employees, which provide that the option holder will not realize any value from the option unless specified conditions are met, such as the share price exceeding a certain value above the grant price.

Chief Executive Officer

   Mr. Paul D. Melnuk has served as President and Chief Executive Officer since March 2, 1999. The mandate established by the Board of Directors for the President and Chief Executive Officer of the Corporation was primarily: (a) to employ the Corporation's available cash and other sources of capital to grow the Corporation's business and achieve higher returns for investors; and (b) to provide the strategic direction for the Corporation, including promoting continuous operational improvement, improvement in the quality of the Corporation's earnings, and cultural development focused on servicing customer needs.

   During 2000, under the leadership and the direction of Mr. Melnuk, the Corporation completed the acquisition of several U.S.-based companies that more than tripled the revenue base of the Corporation, improved the mix of value-added services, and broadened and deepened the operating and executive management team. Operating earnings more than doubled to $0.48 per share in fiscal 2000, and operating margins as a percentage of revenue increased from 4.4% to 7.4% reflecting progress in improving the underlying performance and quality of the business pursued. The Corporation secured several revisions of its bank facility that provided flexibility to continue to pursue new growth activities.

   All executive officer compensation decisions have been made by the Board of Directors on the recommendation of the Compensation Committee. The Board of Directors will continue to assess the above factors underlying the performance mandate of the President and Chief Executive Officer.

   Report presented by the Compensation Committee:

                                          Gregory J. Orman--Chairman
                                          Michael D. Hanna
                                          James W. Moir, Jr.

                               PERFORMANCE GRAPH

   The following graph and table compare the total cumulative shareholder return (assuming a $100 initial investment) in the Common Shares with the cumulative return of the TSE 300 Stock Index for the five-year period ending October 31, 2000.

                                 Oct. 31 Oct. 31 Oct. 31 Oct. 31 Oct. 31 Oct. 31
                                  1995    1996    1997    1998    1999    2000
                                 ------- ------- ------- ------- ------- -------
      TSE 300 Index(a).......... $100.00 $129.08 $139.72 $136.11 $161.32 $206.81
      Common Shares(b).......... $100.00 $106.27 $182.35 $194.12 $235.29 $407.84

--------
(a) The TSE 300 Index is the total index return.
(b) The Corporation has not paid any dividends on the Common Shares at any time during the five fiscal years ended October 31, 2000.

                              [GRAPH APPEARS HERE]

                           COMPENSATION OF DIRECTORS

   All directors, other than Gilbert S. Bennett and Paul D. Melnuk, received the following fees for serving on the Board or its committees. Mr. Melnuk received no compensation from the Corporation other than his compensation as President and Chief Executive Officer of the Corporation.

      Annual Retainer.................................................. $10,042
      Fee for Each Board Meeting.......................................     669
      Fee for Each Committee Meeting...................................     669

   Mr. Bennett receives $33,472 per annum as an annual retainer to serve as Chairman of the Board. In addition, directors are eligible to receive discretionary grants of stock options pursuant to the SOP.

                       STATEMENT OF CORPORATE GOVERNANCE

Composition of the Board

   The Board of Directors of the Corporation has considered its corporate governance practices in light of the guidelines (the "Guidelines") set out in the Report of The Toronto Stock Exchange Committee on Corporate Governance in Canada (the "TSE Report") and is satisfied that the Board discharges its responsibility effectively and operates independently of management. The Corporation's current approach to the governance issues addressed in the Guidelines is described below.

   The Board currently consists of nine directors. The Board has implemented action to review the appropriate composition of the Board and the manner of selecting directors to ensure that there is an appropriate mix of business, technical, commercial, and financial experience maintained relative to the current economic activities of the Corporation and its corporate development initiatives. The Board and the Compensation Committee of the Board will continue to consider the remuneration paid by the Corporation to its directors to ensure that the amounts are both sufficient and competitive with remuneration paid to directors of comparable corporations.

   The TSE Report provides that an unrelated director is "a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding." In defining an unrelated director, the TSE Report emphasizes the ability of a director to exercise objective and independent judgement.

   The Board has considered the relationship of each of the directors to the Corporation. Of the directors currently in office who have been proposed for election, the Board has concluded that eight directors are unrelated to the Corporation. Mr. Twa's law firm provides legal services to the Corporation, but these services are not material to the Corporation, Mr. Twa or to his firm. The Corporation has entered into transactions with Mr. Orman, Mr. Lau and Mr. Hanna or entities with which they have relationships. None of these transactions is material to the Corporation or to any of the directors and the Corporation has considered and believes that the terms of these transactions are on terms no less favorable to the Corporation than could be obtained in a transaction with an independent third party. None of the other directors with the exception of Mr. Melnuk has any relationship with the Corporation other than as a director or shareholder.

   The Governance Committee of the Board is mandated to recommend to the Board any processes which it feels would be useful in assessing the effectiveness of the Board as a whole and the effectiveness of the Board committees described below. The Board has no present intention to introduce any system to formally assess the contribution of individual directors because it believes that the relevant consideration is the effectiveness of the Board as a whole and the various committees of the Board. It is also concerned that such an assessment process could lead to dissension and a loss of the Board cohesiveness that has contributed to its effective operation to date. The Governance Committee provides a forum for individual directors to express concerns involving matters which may not be appropriate for discussion at a full Board meeting, including conflicts of interest and the performance of the Board, its committees or individual directors.

Independence of the Board from Management

   All directors other than Mr. Melnuk are unrelated to the Corporation. At each meeting of the Board, unrelated directors are given the opportunity to meet without management or the related director being present. In 1997, the Board created the position of non-executive Chairman of the Board, currently occupied by Mr. Bennett.

Mandates of the Board and Management

   The mandate of the Board of Directors is to manage or supervise the management of the business and affairs of the Corporation and to act with a view to the best interests of the Corporation.

Committees of the Board

   The Board has established three committees of the Board and has given each committee the responsibility to provide initial, in-depth consideration to various matters falling within the Board's mandate. Each committee is composed entirely of outside directors. None of the committees has decision-making authority, but rather each committee considers the issues within its mandate and makes recommendations to the full Board.


            Board Member      Audit Compensation Governance
                 ------------------------------------------
            Gilbert S.
             Bennett +
                 ------------------------------------------
            Jean-Rene Halde    X*
                 ------------------------------------------
            Michael D. Hanna             X
                 ------------------------------------------
            Wade C. Lau         X
                 ------------------------------------------
            Paul D. Melnuk
                 ------------------------------------------
            James W. Moir,
             Jr.                         X           X*
                 ------------------------------------------
            Thomas P. Muir
                 ------------------------------------------
            Gregory J. Orman             X*          X
                 ------------------------------------------
            Allan R. Twa        X                    X

  +  Chairman of the Board of Directors
  *  Serves as Committee Chairman.

   During fiscal 2000 there were 25 full Board meetings, 10 Audit Committee meetings, three Compensation Committee meetings and two Governance Committee meetings. All members of the Board attended at least 75% of the full Board and committee meetings during the period in which they served on the Board or committee.

Audit Committee

   The functions of the Audit Committee are described below under the heading "Audit Committee Report."

Compensation Committee

   The Compensation Committee endeavors to ensure that senior executives are effectively compensated and makes recommendations to the full Board in respect of the Corporation's compensation program as a whole, including the remuneration of the executive officers and the granting of stock options to all employees and directors.

Governance Committee

   The Governance Committee develops the Corporation's approach to corporate governance and makes recommendations to the Board concerning the following:

  .  effectiveness of the systems of governance;

  .  size and composition of the Board;

  .  suitable candidates for nomination as directors; and

  .  mandate of each committee of the Board.

   The Committee authorizes any director requests to engage an outside advisor at the Corporation's expense. The Committee serves as a nominating committee and will consider nominees for the Board recommended by shareholders.

Communication with Shareholders

   The Corporation emphasizes clear and timely communication with its various shareholders and strives to improve such communication wherever possible. The Corporation provides information through its Internet web site, investor relations department, conference calls and numerous presentations to the investment community and makes its senior officers available to shareholders to discuss its business and results. Management reports to the Board any significant or common concerns raised by shareholders.

Audit Committee Report

   Each member of the Audit Committee is independent in the judgment of the Corporation's Board of Directors and as required by the listing standards of the National Association of Securities Dealers. The Audit Committee operates under the Charter of the Audit Committee adopted by the Board of Directors in December 2000. The Charter is attached to this Proxy Statement as Appendix A.

   Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's primary responsibility is to oversee the Corporation's financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board, as described in the Charter of the Audit Committee. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of the Corporation's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of the Corporation's accounting and financial controls, and reviewing and discussing with management and the independent auditors the Corporation's quarterly and annual financial statements.

   The Audit Committee has reviewed and discussed with the Corporation's management the audited financial statements of the Corporation for the fiscal year ended October 31, 2000. The Audit Committee has also discussed with Arthur Andersen LLP, the independent auditors of the Corporation, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the auditors the firm's independence.

   Based upon the review and discussions summarized above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Corporation, as of October 31, 2000 and for the year then ended, be included in the Corporation's Annual Report on Form 10-K for the year ended October 31, 2000 for filing with the U.S. Securities and Exchange Commission.

                                          Audit Committee:
                                          Jean-Rene Halde--Chairman
                                          Wade C. Lau
                                          Allan R. Twa

Auditor Independence

   For the year ended October 31, 2000, the Corporation paid Arthur Andersen LLP, its independent auditors, the following fees for audit and non-audit services, respectively:

      Audit Fees.................................................... $  659,667
      All Other Fees(a).............................................  1,219,537
                                                                     ----------
                                                                     $1,879,204
                                                                     ==========

--------
(a) Consists of $566,502 for tax services, $320,667 for financing-related services, $266,486 for acquisition-related services and $65,882 for other assurance services.

   The Audit Committee concluded that the non-audit services did not adversely impact the independence of Arthur Andersen LLP.

Directors' and Officers' Insurance

   The Corporation has purchased and maintains a policy of insurance for the benefit of the directors and officers of the Corporation as permitted by subsection 136(4) of the Business Corporations Act (Ontario). Such policy insures directors and officers or, in circumstances where the Corporation's indemnification of directors and officers is available, the Corporation against certain liabilities incurred by the directors and officers in their capacity as directors and officers of the Corporation, except where such liability relates to the failure by a director or officer to act honestly and in good faith with a view to the best interests of the Corporation.

   An aggregate annual premium of $88,441 was paid by the Corporation for the insurance for calendar 2000. No part of this premium was paid by the directors or officers of the Corporation. The aggregate insurance coverage under the policy is limited to $50 million and no deductible is payable by any director or officer making a claim under the policy. A deductible of $250,000 per incident is payable by the Corporation with respect to any claim for which the Corporation's indemnification is available.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   The Corporation has, from time to time, entered into various transactions with certain of its principal shareholders, officers and directors and entities in which these parties have an interest. The Corporation believes that these transactions have been on terms no less favorable to Bracknell than could be obtained in a transaction with an independent third party.

   Gregory J. Orman, a director of the Corporation, is a member, manager and 25% owner of Galt Investments, LLC. Galt Investments, LLC owns 100% of FRM Associates, LLC. In connection with electrical services provided by Parsons Electric Co., an indirect subsidiary of the Corporation, FRM Associates, LLC made payments to Parsons Electric Co. of approximately $450,000 in 2000, and proposes to make payments to Parsons Electric Co. of approximately $2,250,000 in 2001.

   Michael D. Hanna, a director of the Corporation and a former shareholder of Sunbelt Integrated Trade Services, Inc., is entitled to receive approximately 8.5% of any earn-out consideration payable in connection with the acquisition by the Corporation of Sunbelt Integrated Trade Services, Inc. and its subsidiaries. Mr. Hanna may elect to receive 50% of his apportioned amount of the earn-out consideration in the form of Common Shares calculated on the basis of $4.65 per share. No earn-out consideration has been due and payable to date.

   In connection with the acquisition of Able Telcom Holding Corp. ("Able") by the Corporation, WorldCom, Inc. entered into a commitment agreement with the Corporation. Under the commitment agreement, WorldCom, Inc. agreed with the Corporation and Able, among other things, (a) to make available to Able a working capital advance in the amount of $40 million through purchase of a new series of the Corporation's redeemable convertible preferred stock, (b) to make available to Able any amount of funding in excess of $20 million to finance the completion of specified work in specified businesses, (c) to provide an indemnity to the Corporation and Able against various losses or claims, including claims under surety bonds for specified contracts, (d) to restrict transfer of Common Shares owned by WorldCom, Inc. and (e) to provide the Corporation with a reasonable opportunity to provide its complete service offering as a preferred vendor to WorldCom, Inc. WorldCom, Inc. also agreed that it will not acquire any additional securities of the Corporation without the consent of the Board of Directors.

   WorldCom, Inc. completed its $40 million purchase of the Corporation's new series of preferred stock on January 5, 2001. The preferred shares are not entitled to a dividend and are non-voting. They are redeemable by the Corporation at the issue price per share at any time. Subject to the reasonable approval of the Corporation's lenders and starting six months after issuance, WorldCom, Inc. may require the Corporation to redeem $10 million of the preferred shares. At any time from one year from issuance, at the election of

WorldCom, Inc., the preferred shares are convertible to Common Shares at $8.75 per Common Share. The preferred shares are mandatorily redeemable at the earlier of six years from the date they were issued or at the election of the holder, on or after the date on which the Corporation receives proceeds from a public debt or equity financing sufficient to repay all other indebtedness which the Corporation is obligated to repay from such proceeds, with the remaining proceeds.

   In connection with the commitment agreement, a subsidiary of WorldCom, Inc. and Able entered into a revised and restated master services agreement replacing a master services agreement then in effect relating to services to be performed by Able for WorldCom, Inc. that provides for (a) a new six year term, with good faith negotiations after four years to extend the term of the agreement, (b) increases in the minimum limits of local metropolitan network build-out services by Able to 75% of WorldCom, Inc.'s requirements, minimum yearly revenue to $55 million, and minimum revenue over the term to $390 million, (c) no termination for convenience by WorldCom, Inc. and (d) an opportunity for Able to self-perform traditionally subcontracted services at market competitive rates.

                            APPOINTMENT OF AUDITORS

   Management proposes to nominate Arthur Andersen LLP, independent accountants, of Minneapolis, Minnesota, the present auditors, as the auditors of the Corporation to hold office until the close of the next annual meeting of shareholders. Arthur Andersen LLP have been the auditors of the Corporation continuously throughout the immediately preceding five fiscal years of the Corporation. It is intended that on any ballot that may be called relating to the appointment of auditors and the authorization of the directors to fix the compensation to be paid to the auditors, the Common Shares represented by proxies solicited in respect of the Meeting will be voted in favor of the appointment of Arthur Andersen LLP as auditors of the Corporation and the authorization of the directors to fix the compensation to be paid to the auditors, unless a shareholder has specified otherwise. A representative of Arthur Andersen LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

   Vote Required. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and represented in person or by proxy is required for the appointment of the auditors and the authorization of the directors to fix the compensation to be paid to the auditors.

The Board of Directors recommends a vote FOR the appointment of Arthur Andersen LLP as auditors of the Corporation for fiscal 2001 and the authorization of the directors to fix the compensation to be paid to the auditors.

               AMENDMENTS TO THE CORPORATION'S STOCK OPTION PLAN

   The Corporation proposes to amend the Corporation's stock option plan ("SOP") to increase the number of shares reserved for option grants to 9,500,000 shares, to relate vesting of options to the Corporation's performance and to make certain other amendments as summarized below in "Amendments to the SOP."

   The Board of Directors recognizes that the Corporation experiences intense competition from other companies for talented managers and employees and that the Corporation's success is dependent upon its ability to attract, motivate and retain such personnel, particularly for an emerging company such as Bracknell. The Board has concluded that one of the best ways to compete for key personnel is to offer significant potential rewards based upon the Corporation's success through the grant of stock options. The Board of Directors considers stock option plans as a flexible way for companies to share ownership with employees, reward them for performance, and attract and retain a motivated staff. For growth-oriented companies such as Bracknell, granting stock options is also a method of preserving cash while providing employees with the opportunity to participate in the future growth and share price appreciation.

   The ultimate impact of any employee ownership plan, including a stock option plan, depends a great deal on the company and its goals for the plan, its commitment to creating an ownership culture, the amount of training and education it commits to explaining the plan, and the goals of individual employees. In companies that demonstrate a true commitment to creating an ownership culture, stock options can be a significant motivator. The Corporation's practice in granting stock options reflects the philosophies, management and business practices embodied by the following principles:

  . create an ownership culture among employees through broad-based participation in stock options;

  . emphasize pay-for performance and accountability through the introduction of performance stock options; and

  . promote employee investment in the Corporation by prohibiting the cashless exercise of stock options and promoting long-term ownership by the directors and officers and all employees.

   In March 1999, the Board determined to adopt the practice of granting performance options ("Performance Options") to key employees as opposed to conventional time-vesting stock options, to reflect the Board's objective to implement an incentive compensation program aligned to support the achievement of the Corporation's performance objectives. Under the performance stock option grants made to date, the stock options vest on the seventh anniversary of the date of grant, but may vest on an accelerated basis in equal tranches over three years from the date of grant so long as the Corporation's shareholders experience at least 20% compounded growth in share price over the exercise price within the three years from the date of grant, measured on the basis of the 20-trading-day average closing price for the Common Shares on The Toronto Stock Exchange.

   Traditionally, stock option plans have been used as a way for companies to reward top management and "key" employees and link their interests with those of the company and other shareholders. As companies have come to consider all of their employees as "key," there has been an increase in the use of broad-based stock option plans. Broad-based stock options have become more common in high technology and growth-oriented companies and are becoming popular in many companies in other industries as part of an overall equity compensation strategy. The Board of Directors first introduced the broad-based stock option approach in September 1999 in connection with the acquisition of Nationwide Electric, Inc. This involved the grant of 1,104,594 stock options to approximately 273 employees at all levels in the Nationwide organization. As Bracknell has acquired other companies it has exchanged options held by employees of the acquired company for an economically equivalent amount of Bracknell options in order to provide incentives for employee retention and the completion of transactions.

   In August 2000, the Board granted approximately 1,000,000 Performance Options to approximately 950 employees at all levels within the Corporation, subject to the approval of the shareholders of a corresponding increase in the number of shares reserved for issuance pursuant to stock options. Making the vesting of stock options contingent upon achievement of share price performance demonstrates the commitment of the Corporation towards continuous operational improvement and growth. The vesting of such Performance Options would reflect the success of the Corporation in executing its business plan, and would occur concurrently with appreciation in the value of shareholder investment.

   The SOP was adopted and approved by the shareholders in 1992. The SOP as currently in effect is described in the section "Description of the Current SOP" above.

   In 1996, pursuant to shareholder approval and in accordance with the listed company requirements of The Toronto Stock Exchange, the maximum number of shares reserved for grant under the SOP was set at 2,628,000 in total, representing approximately 10% of the issued and outstanding Common Shares of the Corporation (on a non-diluted basis) at such time. In 2000, pursuant to shareholder approval and in accordance with the listed company requirements of The Toronto Stock Exchange, the maximum number of shares reserved for grant under the SOP was set at 4,280,344 in total, representing approximately 12.5% of the issued and outstanding Common Shares of the Corporation (on a non-diluted basis) at such time.

   As of February 7, 2001, Bracknell had the following stock options outstanding:

      Grantee                               Conventional Performance   Total
      -------                               ------------ ----------- ---------
      Current Officers and Directors.......    987,250     750,000   1,737,250
      Current Employees (945)..............  1,265,969      47,500   1,313,469
      Former Officers, Directors and
       Employees...........................    577,000     100,000     677,000
                                             ---------     -------   ---------
      Total Outstanding....................  2,830,219     897,500   3,727,719
      Total Exercised......................    552,625         --      552,625
                                             ---------     -------   ---------
      Total Granted........................  3,382,844     897,500   4,280,344
                                             =========     =======   =========

Options Granted Subject to Shareholder Approval

   Since February 29, 2000, the Board of Directors has approved the grant of 1,223,213 conventional options (in substitution for pre-existing options) and 1,445,804 Performance Options to management and employees of the Corporation, subject to the approval of the shareholders of the Corporation of a corresponding increase to the number of shares issuable under the Corporation's SOP.

   As of February 7, 2001, Bracknell had granted the following stock options subject to shareholder approval:

                                            Conventional Performance   Total
                                            ------------ ----------- ---------
      Sunbelt Officers and Employees (6)...        --       190,000    190,000
      Able Officers and Employees, Inside
       SOP (480)...........................  1,157,588          --   1,157,588
      Able Officers and Employees, Outside
       SOP (5).............................     60,000          --      60,000
      New Officers, Directors, Employees
       (12)................................      5,625      621,934    627,559
      Current Officers and Employees
       (945)...............................        --       633,870    633,870
                                             ---------    ---------  ---------
                                             1,223,213    1,445,804  2,669,017
                                             =========    =========  =========

   In connection with the Corporation's acquisition of Sunbelt Integrated Trade Services, Inc., the Corporation issued 285,000 Performance Options to key management employees as a retention incentive, of which 190,000 options are subject to shareholder approval being sought at this Meeting.

   In connection with the acquisition of Able Telcom Holding Corp., the Corporation agreed to replace, subject to shareholder approval, the conventional stock options issued by Able with options to acquire an aggregate of 1,217,588 Common Shares under the SOP (using the same 0.6 exchange ratio as was used in the conversion of Able common shares to Bracknell Common Shares) on the following economic terms:

  a) the exercise price of the Bracknell stock options will be the same as that of the corresponding Able stock options multiplied by 1.67; and

  b) the unexpired term and vesting schedule of the Bracknell stock options will be the same as those of the corresponding Able stock options.

Amendments to the SOP

   On February 15, 2001, the Board passed a resolution approving an amendment to the SOP increasing the number of shares reserved for options pursuant to discretionary grants under the SOP to 9,500,000 shares, which would represent approximately 14% of the issued and outstanding Common Shares of the Corporation (on a non-diluted basis), including the Performance Option vesting features as a part of the SOP and making certain other amendments. The increase of 5,219,656 shares reserved for issuance under the SOP represents the 2,669,017 options already granted subject to the shareholder approval being sought at this Meeting, and 2,550,639 options available for grant to new and/or existing employees of the Corporation. The amount of the increase in the number of shares reserved for options pursuant to discretionary grants under the SOP was determined in part on the basis of the need to: (a) remain competitive in recruiting professional, technical and management employees in technology intensive markets; (b) facilitate further growth through acquisitions;
(c) provide the Corporation flexibility in developing a competitive incentive compensation program; and (d) avoid the application of accounting principles requiring the recognition of compensation expense in the financial statements for contingent stock-based compensation plans. The inclusion of the Performance Option vesting features as part of the SOP reflects the Corporation's commitment to continue an incentive compensation program aligned to support the achievement of the Corporation's performance objectives.
   A copy of the amended SOP is attached to this Proxy Statement as Appendix B. In general terms, the significant changes to the SOP are as follows:

  . The number of Common Shares available for grant will be increased to 9,500,000.

  .  Performance option vesting features will be included as part of the SOP.

  .  Re-pricing of options will be prohibited.

  . Additional restrictions will be imposed on the number of shares which can be issued to insiders of the Corporation.

  . The SOP will be administered by a committee of the Board of Directors which will be comprised exclusively of non-management directors.

  . The issuance of "incentive stock options" within the meaning of section 422 of the U.S. Internal Revenue Code of 1986, as amended, will be permitted and specific limitations will apply to incentive stock options issued in accordance with the SOP.

  . On an occurrence of a defined "change in control" transaction with respect to the Corporation, the Board of Directors will have the right to accelerate the date on which any option become exercisable and/or expires.

  . The provisions dealing with options on termination of employment will be clarified.

U.S. Federal Income Tax Consequences

   The following description, which is included pursuant to the rules of the U.S. Securities and Exchange Commission, summarizes the material U.S. federal income tax consequences of the grant and exercise of options under the SOP.

   Stock Options. An option holder ("optionee") will not recognize taxable income upon the grant of a nonqualified stock option to purchase Common Shares. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares over the exercise price. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares will commence on the day the option is exercised. An optionee who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. Capital gain or loss is long-term if the shares are held for longer than one year. The Corporation will be entitled to a U.S. federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed in the same tax year as the optionee recognizes the income.

   An optionee will not recognize income upon the grant of an incentive stock option to purchase Common Shares and will not generally recognize income upon exercise of the option, provided the optionee is an employee of the Corporation or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. If an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sale price and the exercise price. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise or (b) the exercise price and the sale proceeds. Any remaining gain or loss will be treated as a capital gain or loss. The Corporation will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

   Section 162(m). Compensation of persons who are named executive officers of the Corporation is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Compensation attributed to the exercise of stock options that qualifies as "performance-based compensation" is exempt from section 162(m), thus allowing the Corporation the full tax deduction otherwise permitted for such compensation. The Corporation intends to administer the SOP so that compensation attributable to options granted under the plan will qualify as performance-based compensation under Section 162(m).

   Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and represented in person or by proxy is required for the approval of this proposal.
   The Board of Directors recommends that you vote FOR the approval of the amendment to the Stock Option Plan, and your proxy will be so voted if the proposal is presented unless you specify otherwise. If the shareholders do not approve the amendment to the SOP, the amendment will not go into effect and the Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of the needs of the Corporation.

                                    GENERAL

   Management knows of no matters to come before the Meeting other than the matters referred to in the notice of meeting. However, if any matters which are not known to management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the person or persons voting the proxy.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Any proposal of a shareholder intended to be presented at the Corporation's 2002 annual meeting of shareholders must be received at the Corporation's registered office not later than January 26, 2002 for inclusion in the proxy statement for that meeting.

                           AVAILABILITY OF DOCUMENTS

   The Corporation will provide any person, upon request to its Secretary, with a copy of:

  (i) the most recent annual information form or Form 10-K of the Corporation, together with a copy of any document or the pertinent pages of any document incorporated therein by reference;

  (ii) the comparative financial statements of the Corporation for the fiscal year ended October 31, 2000, together with the report of the auditors thereon;

  (iii) management's discussion and analysis of financial condition and results of operations for the fiscal year ended October 31, 2000;

  (iv) the most recent annual report of the Corporation;

  (v) a copy of any interim financial statements of the Corporation for the periods subsequent to the end of its fiscal year; and

  (vi) this Circular.

   The Corporation may require the payment of a reasonable charge before providing such documents to a person who is not a shareholder.

                         APPROVAL OF BOARD OF DIRECTORS

   The contents and the sending of this Circular to the holders of Common Shares, to each director of the Corporation, to the auditors of the Corporation and to the appropriate governmental agencies has been approved by the Board.

                       DATED the 20th day of February, 2001.

                                          /s/ Paul D. Melnuk

                                          President & Chief Executive Officer

                                                                      Appendix A

                             BRACKNELL CORPORATION
                            AUDIT COMMITTEE CHARTER
                             Adopted December 2000

   The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and with the Corporation's compliance policies/code of conduct and ethics programs and (3) the independence and performance of the Corporation's internal and external auditors.

   The members of the Audit Committee shall meet the independence and experience requirements of the principal securities exchanges on which the Corporation's common shares are traded.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit Committee shall make regular reports to the Board.

   The Audit Committee shall:

  1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

  3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.

  4. Review with management and the independent auditor the Corporation's quarterly financial statements prior to making any required quarterly filings in Canada or the United States.

  5. Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  6. Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

  7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

  8.  Approve the fees to be paid to the independent auditor.

  9. Receive periodic reports from the independent auditor regarding the auditor's independence (including those reports consistent with Independence Standards Board Standard 1), discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

  10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  11. Review the appointment and replacement of the senior internal auditing executive.

  12. Review the significant reports to management prepared by the internal auditing department and management's responses.

  13. Meet with the independent auditor prior to the audit to review planning and staffing of the audit.

  14.  If applicable, obtain from the independent auditor assurance that
       Section 10A (Audit Requirements) of the U.S. Securities Exchange Act of 1934 has not been implicated. Section 10A requires that each audit required under U.S. securities laws shall include:

    a. procedures designed to provide reasonable assurance of detecting illegal acts that would have a direct and material effect on the determination of financial statements amounts;

    b. procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure therein; and

    c. an evaluation of whether there is substantial doubt about the ability of the Corporation to continue as a going concern during the ensuing fiscal year.

    Section 10A also governs the duties of an independent auditor upon discovery of a material illegal act.

  15. Obtain reports from management, the Corporation's senior internal auditing executive and the independent auditor that the Corporation's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Corporation's compliance policies/code of conduct.

  16. Discuss with the independent auditor any matters related to the conduct of the audit, including the matters required to be discussed by Statement on Auditing Standards No. 61.

  17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any managerial letter provided by the auditor and the Corporation's response to that letter. Such review should include:

    a. any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

    b.  any changes required in the planned scope of the internal audit;
        and

    c. the internal audit department responsibilities, budget and staffing.

  18. If applicable, prepare the report required by the rules of the U.S. Securities and Exchange Commission to be included in the Corporation's U.S. annual proxy statement.

  19. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's compliance policies/code of conduct.

  20. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies/code of conduct and any material reports or inquiries received from regulators or governmental agencies.

  21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is not the duty of the Audit Committee to conduct investigations to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations and the Corporation's compliance policies/code of conduct.

                                                                      Appendix B

                               ----------------
                                   BRACKNELL
                                  CORPORATION
                               ----------------

                         PERFORMANCE STOCK OPTION PLAN

1. Purpose of the Plan

   The purpose of the Plan is to provide certain directors, officers and key employees of the Corporation and its subsidiaries with an opportunity to purchase Common Shares. This will provide an increased incentive for these directors, officers and key employees to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation and its subsidiaries to attract and retain individuals of exceptional skill.

2. Defined Terms

   Where used herein, the following terms shall have the following meanings, respectively:

  2.1  "Board" means the board of directors of the Corporation;

  2.2 "Change of Control" means the occurrence of one or more of the following with respect to the Corporation: (i) the acquisition by any person (or related group of persons) of shares possessing sufficient voting power in the aggregate to elect an absolute majority of the members of the Board of Directors of the Corporation; (ii) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction in which securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are held by persons who held the shares immediately prior to such merger or consolidation; or (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation.

  2.3  "Code" means the U.S. Internal Revenue Code of 1986, as amended;

  2.4 "Committee" means the compensation committee of the Board or such other committee of the Board designated by the Board from time to time, it being the intention of the Corporation that the Committee be comprised exclusively of non-management directors for purposes of
       Section 162(m) of the Code;

  2.5 "Common Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 6 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

  2.6 "Corporation" means Bracknell Corporation, and includes any successor corporation thereof;

  2.7 "Disability" means an injury or disability occurring to a Participant who by reason thereof is determined by the Board to be unable to perform the services to the Corporation usually performed by the Participant;

  2.8 "Eligible Person" means an employee, director or officer of the Corporation or subsidiary thereof;

  2.9  "Exchange" means The Toronto Stock Exchange;

  2.10 "Insider" has the meaning given to such term under The Toronto Stock Exchange Company Manual, as amended, varied or re-enacted;

  2.11 "Market Price" per Common Share on any date shall be the closing price of the Common Shares on the Exchange (or, if the Common Shares are not then listed and posted for trading on the Exchange, on such stock exchange or automated quotation system in Canada or the United States on which such shares are then listed and posted for trading as may be selected for such purpose by the Board) on the trading day immediately preceding such date. In the event that such Common Shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of such Common Shares at the close of trading on such date. In the event that the Common Shares are not listed and posted for trading on any stock exchange or automated quotation system in Canada or the United States, the Market Price shall be the fair market value of such Common Shares as determined by the Board in its sole discretion;

  2.12 "Option" means an option to purchase Common Shares granted by the Board to a Participant, subject to the provisions contained herein;

  2.13 "Option Agreement" means the form of agreement between the Corporation and Participant;

  2.14 "Option Price" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted in accordance with Article 6 hereof;

  2.15 "Participants" means those directors, officers and key employees of the Corporation and its subsidiaries to whom Options are granted while such Options remain unexercised;

  2.16 "Plan" means the Performance Stock Option Plan of the Corporation as set forth herein, as the same may be amended or varied from time to time;

  2.17 "Retirement" means the retirement of a Participant as determined in accordance with the applicable policies of the Corporation at the relevant time, or if there is no such applicable policy, as determined by the Corporation in its sole and absolute discretion;

  2.18 "Share Compensation Arrangement" has the meaning given to such term under The Toronto Stock Exchange Company Manual, as amended, varied or re-enacted;

  2.19 "subsidiary" means any corporation that is a subsidiary of the Corporation, as such term is defined under subsection 1(2) of the Business Corporations Act (Ontario), as such provision is from time to time amended, varied or re-enacted; and

  2.20 "Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other agreement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing.

3. Administration of the Plan

  3.1 The Plan shall be administered by the Committee. The Corporation shall effect the grant of Options under the Plan in accordance with determinations made by the Committee. The Committee shall have full authority, from time to time pursuant to the provisions of the Plan:

    (a) after receiving the recommendations of management of the Corporation, to designate the directors, officers and key employees of the Corporation and its subsidiaries to whom Options will be granted and the number of Common Shares which shall be the subject of each Option provided that the Committee may grant a non-management director no more than 50,000 Options on the director becoming a member of the Board and no more than 25,000 Options annually thereafter;

    (b) to determine the terms and conditions of all Options granted pursuant to the Plan, including without limitation, the time or times during which any Options shall be exercisable including the achievement of specified performance criteria which must be met for Options to become exercisable;

    (c) to adopt, amend and rescind such rules and regulations as may be advisable in the administration of the Plan;

    (d) to construe and interpret the Plan, the rules and regulations and the form of Option Agreement used under the Plan; and

    (e) to make all other determinations deemed necessary or advisable for the administration of the Plan.

  3.2 Grants of Options hereunder shall be entirely discretionary and nothing in the Plan shall be deemed to give any person any right to be granted an Option.

  3.3  Additional Provisions Applicable to Incentive Stock Options.

    The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of Section 422 of the Code; provided, however, that (a) the aggregate Market Price of the Common Shares with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code; and (b) if a Participant owns, on the date of grant, securities possessing more than 10% of the total combined voting power of all classes of securities of the Corporation or of any affiliate (as defined in the Code), the price per share shall not be less than 110% of the Market Price per Common Share on the date of grant and the term of such Option shall not exceed five years from the date of grant.

4. Granting of Options

  4.1 (a) The Committee from time to time may grant Options to certain directors, officers and key employees of the Corporation and its subsidiaries. The grant of Options will be subject to the Participant entering into an Option Agreement in the form required by the Corporation and will be subject to the conditions contained herein. The Option may be subject to additional conditions determined by the Committee from time to time including, without limiting the generality of the foregoing, a condition requiring that a Participant also be a participant in a specified stock purchase plan of the Corporation.

    (b) Except in respect of: (i) Options that may be granted in connection with an acquisition or combination to certain optionholders, directors, officers and key employees of companies acquired by or otherwise combined with the Corporation; (ii) Options granted prior to this February, 2001 amendment; and/or
         (iii) Options that may be granted pursuant to conditions as otherwise may be determined by the Committee, any Options granted pursuant to the Plan shall become exercisable not earlier than the seventh anniversary of the date of grant unless otherwise accelerated upon the Corporation achieving share price or other performance objectives as determined by the Committee.

  4.2 Options may be granted in respect of authorized and unissued Common Shares provided that the aggregate number of Common Shares reserved for issuance under the Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 6 hereof, together with any Common Shares reserved for issuance under any other Share Compensation Arrangement, shall not exceed 9,500,000 Common Shares. The aggregate number of Common Shares reserved for issuance to any one person under the Plan, together with any Common Shares reserved for issuance under any other Share Compensation Arrangement to such person, must not exceed the lesser of 5% of the outstanding Common Shares (on a non-diluted basis) and two million Common Shares. The aggregate number of Common Shares reserved for issuance to Insiders under the Plan, together with any Common Shares reserved for issuance to Insiders under any other Share Compensation Arrangement, must not exceed 10% of the outstanding Common Shares (on a non-diluted basis). Insiders shall not, within a one-year period, be issued a number of Common Shares under the Plan which, together with any Common Shares reserved for issuance under any other Share Compensation Arrangement, exceed 10% of the outstanding Common Shares (on a non-diluted basis). The Common Shares in respect of which Options are not exercised shall be available for subsequent grants of Options. No fractional shares may be purchased or issued hereunder.

  4.3 The Option Price shall be determined by the Committee at the time the Option is granted but under no circumstances shall any Option Price be lower than the Market Price per Common Share at the time the Option is granted.

  4.4 At the discretion of the Committee, the Option Price may increase, throughout the period or for any part of the period that the Option or a portion thereof remains unexercised, by an amount per annum fixed or established by formula by the Committee at the time the Option is granted.

  4.5 An Option must be exercised within the period determined by the Committee provided that in no circumstances may an Option be exercised more than 10 years after the date of the granting of the Option.

  4.6 Notwithstanding Section 8 hereof, but subject to Section 4.5, in the event that a take-over bid is made by way of take-over bid circular to the holders of all or substantially all of the outstanding Common Shares, from and as at the date of mailing of that circular (the "Mailing Date"), all Options that are then outstanding under the Plan, whether or not theretofore exercisable, shall thereupon automatically become exercisable for a period of 30 days following the Mailing Date, or such other period as the Committee may, in its sole discretion, from time to time on or after the date of announcement of that take-over bid select as appropriate in the circumstances by notice given in writing to the holders of such Options, at the end of which period all Options which have not then been exercised shall revert back to and remain as they were before that take-over bid was announced or made.

  4.7 In the event of a Change of Control, the Committee has the right to accelerate the date on which any Option becomes exercisable and/or expires.

5. Exercise of Option

   Subject to the provisions of the Plan and the terms of the granting of the Option, an Option or a portion thereof may be exercised from time to time by delivery to the Corporation at its registered office of a notice in writing signed by the Participant or the Participant's legal personal representative and addressed to the Corporation. This notice shall state the intention of the Participant or the Participant's legal personal representative to exercise the said Option or a portion thereof, the number of Common Shares in respect of which the Option is then being exercised and must be accompanied by payment in full of the Option Price for the Common Shares which are the subject of the exercise. The Common Shares, which are the subject of the exercise, will then be issued to the Participant.

6. Adjustments in Shares

   Appropriate adjustments in the number of Common Shares subject to the Plan and, as regards Options granted or to be granted, in the number of Common Shares optioned and in the Option Price, shall be made by the Committee to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the authorized or issued capital of the Corporation, which changes occur subsequent to the approval of the Plan by the Board.

7. Decisions of the Committee

   All decisions and interpretations of the Committee respecting the Plan or Options granted thereunder shall be conclusive and binding on the Corporation and the Participants and their respective legal personal representatives and on all directors, officers and employees eligible under the provisions of the Plan to participate therein.

8. Termination of Employment

   Except as otherwise determined by the Committee:

  8.1 In the event that a Participant ceases to be an Eligible Person as a result of death, Disability, Retirement or termination without cause, each of the Options which are then exercisable by the Participant or which become exercisable within three months after the date of death, Disability, Retirement or termination without cause shall be exercisable for a period of three months after the date of death, Disability, Retirement or termination without cause;

  8.2 In the event that a Participant ceases to be an Eligible Person for any reason other than as set out in Section 8.1, each of the Options held by the Participant shall cease to be exercisable and shall expire immediately after the date on which the Participant ceases to be an Eligible Person;

  8.3 Notwithstanding anything else in the Plan, in no event shall any Option be exercisable after its stated termination date;

  8.4 In the event a Participant ceases to be an Eligible Person, the Participant shall not be entitled to damages by reason of the cessation of or alteration to the Participant's rights or expectations under the Plan arising therefrom;

  8.5 The Plan does not confer upon a Participant any right with respect to continuation of employment by the Corporation or any subsidiary, nor does it interfere in any way with the right of the Participant or the Corporation or any subsidiary of the Corporation to terminate the Participant's employment at any time;

  8.6 Options shall not be affected by any change of employment of the Participant where the Participant continues to be employed by the Corporation or any of its subsidiaries;

  8.7 In special circumstances, the Committee may give its express consent to an extension of the time periods set forth above for any Option, provided that any such extension shall not have the effect of extending the term of the Option beyond its originally stated term.

9. Amendment or Discontinuance of Plan

   The Board may amend or discontinue the Plan at any time without the consent of the Participants provided such amendment shall not alter or impair in any materially adverse manner any Option previously granted under the Plan except as permitted by the provisions of Articles 6 or 10 hereof.

10. Amendment of Option Terms

   The Committee may amend or modify the terms attaching to any outstanding Option in any manner to the extent that the Committee would have had the authority to initially grant the Option, including without limitation, to change the date or dates as of which, an Option becomes exercisable, provided that the Committee may not amend any outstanding Option to decrease the Option Price except as may be required pursuant to Section 6.

11. Predecessor Plans

   Options granted under any predecessor option plan will be governed by the terms of the Option at the time of the grant unless amended pursuant to section 10 of the Plan.

12. Non-Transferability of Options

   No Participant may Transfer any Option except that Transfers occurring upon the death of a Participant by operation of law or by testamentary bequest are permitted hereunder.

13. Government Regulation

   The Corporation's obligation to issue and deliver Common Shares under any Option is subject to:

    the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

    the admission of such Common Shares to listing on any stock exchange or automated quotation system on which such Common Shares may then be listed; and

    the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

   In this connection, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities laws and for the listing of such Common Shares on any stock exchange or automated quotation system on which such Common Shares are then listed.

14. Participants' Rights

   A Participant shall not have the right as a shareholder of the Corporation until the issuance of a certificate for Common Shares upon the exercise of an Option or a portion thereof, and then only with respect to the Common Shares represented by such certificate or certificates.

15. Effective Date

   This Plan may be referred to as the Performance Stock Option Plan of the Corporation and shall for all purposes be deemed effective on the basis set forth above as at the opening of business (Toronto time) on February 15, 2001.

                             BRACKNELL CORPORATION
       PROXY--Annual and Special Meeting of Shareholders--March 26, 2001
 The undersigned, a shareholder of BRACKNELL CORPORATION (the "Corporation"), does hereby appoint Paul D. Melnuk, or failing him, Gilbert S. Bennett or,
instead of either of them,                       , with full power of
substitution, the undersigned's proxies, to appear and vote all Common Shares which the undersigned is entitled to vote at the annual and special meeting of shareholders to be held at the TSE Conference Centre, TSE Auditorium, The Exchange Tower, 130 King Street West, Toronto, Ontario on Monday, March 26, 2001 at 11:00 a.m. (Toronto time), or at any adjournment or adjournments thereof, in the same manner, to the same extent and with the same power as if the undersigned were present at the meeting or such adjournment or adjournments thereof; provided, however, that without limiting the general authorization and power hereby given, the proxyholder named above is specifically directed, on any ballot that may be called for, to vote or withhold from voting the Common Shares registered in the name of the undersigned as specified below:
  1.  Election of Directors    [_] FOR all the nominees listed below
                                   (except as marked to the contrary below).
                               [_] WITHHOLD FROM VOTING for the nominees
                                   listed below.
  Gilbert S. Bennett, Jean-Rene Halde, Michael D. Hanna, Wade C. Lau, Paul D. Melnuk, James W. Moir, Jr., Thomas P. Muir, Gregory J. Orman and Allan R. Twa

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------

  2. Appointment of Arthur Andersen LLP as independent auditors for the 2001 fiscal year and authorization of directors to fix the compensation of the auditors.

             FOR [_]            AGAINST [_]            ABSTAIN [_]

  3. Approval of amendments to the Bracknell Corporation Performance Stock Option Plan.

             FOR [_]            AGAINST [_]            ABSTAIN [_]

 The Board of Directors recommends a vote "FOR" each item.

 The Common Shares represented by this proxy will be voted or withheld from voting on any ballot that may be called for in accordance with the foregoing directions. If a shareholder has not appointed as his, her or its proxy a person other than the persons designated above and such shareholder does not specify that the Common Shares are to be withheld from voting with respect to the nominees listed in item (1), or that the Common Shares are to be voted against any matters referred to in items (2) or (3), then such Common Shares will be voted, on any ballot that may be called for, in respect of such matters as set out in the accompanying management information circular/proxy statement. This proxy is solicited by or on behalf of the management of the Corporation.
 If any amendments or variations to matters identified in the notice of the meeting are proposed at the meeting or any postponement or postponements or adjournment or adjournments thereof, or if any other matters which are not now known to management should properly come before the meeting or any postponement or postponements or adjournment or adjournments thereof, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the meeting.
Notes:
 1. A shareholder has the right to appoint as the shareholder's proxyholder a person (who need not be a shareholder) to attend and act on the shareholder's behalf at the meeting other than those persons designated above. A shareholder may do so by inserting the name of such other person in the blank space provided or by completing another proper form of proxy and, in either case, by returning the completed proxy to the Corporation at its registered office or to Computershare, c/o Montreal Trust Company of Canada, Proxy Department, 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, not less than 48 hours (excluding Saturdays and holidays) preceding the meeting or any postponement or postponements or adjournment or adjournments thereof.
 2. This form of proxy must be dated and signed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized. If this form of proxy is not dated in the space provided above, it is deemed to bear the date on which it is mailed by the management of the Corporation.
 3. If it is desired that the Common Shares represented by this proxy are to be withheld from voting or voted against on any ballot that may be called for with respect to any matter referred to in items (1), (2) or (3), the appropriate box above providing for withholding from voting or voting against should be marked with an X or a check-mark.

 DATED this     day of       , 2001.

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                      Name of Shareholder (Please Print)

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                           Signature of Shareholder

                                CUSIP 10382K102

                             BRACKNELL CORPORATION
                               195 The West Mall
                                   Suite 302
                               Toronto, Ontario
                                    M9C 5K1

                        SUPPLEMENTAL MAILING LIST FORM

   National Policy No. 41 adopted by the Canadian Securities Regulators allows an exemption to Bracknell Corporation (the "Corporation") from sending unaudited interim financial statements to Canadian shareholders. If you wish to receive the Corporation's unaudited interim financial statements, you must complete this form and forward it, either with your proxy or separately, to our Transfer Agent:

                                 Computershare
                     c/o Montreal Trust Company of Canada
                             100 University Avenue
                                  11th Floor
                               Toronto, Ontario
                                    M5J 2Y1

   Please note that both registered and non-registered shareholders should return the form; registered shareholders will not automatically receive unaudited interim financial statements. (Registered shareholders are those with shares registered in their name; non-registered shareholders have their shares registered in an agent, broker, or bank's name.)

                               ----------------

   Please put my name on your Supplemental Mailing List to receive the unaudited interim financial statements of the Corporation.

                     [Please PRINT your name and address]

                                          _____________________________________
                                          (First Name and Surname)

                                          _____________________________________
                                          (Number and Street) (Apartment/Suite)

                                          _____________________________________
                                          (City)                  (Province)

                                          _____________________________________
                                          (Postal Code)

                                          Signed:
                                               ________________________________
                                               (Signature of Shareholder)